UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2011

LaBRANCHE & CO INC.

(n/k/a Cowen Structured Holdings LLC)
(Exact name of registrant as specified in its charter)

Delaware	001-15251	90-0723298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

599 Lexington Avenue
New York, NY 10022
(Address of principal executive offices)

(212) 845-7900

(Registrant’s telephone number, including area code)

33 Whitehall Street
New York, NY 10004

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on February 16, 2011 LaBranche & Co Inc. (n/k/a Cowen Structured Holdings LLC) (the “Company”), Cowen Group, Inc., a Delaware corporation (“Parent”), and Louisiana Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  On June 28, 2011, pursuant to the terms of the Merger Agreement, Parent caused Merger Sub to merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Company”). Immediately following the consummation of the Merger, pursuant to the terms of the Merger Agreement, Parent caused the Surviving Company to merge with and into Louisiana Merger Sub, LLC (the “Second Step Merger”), a Delaware limited liability company and direct, wholly-owned subsidiary of Parent (the “LLC”), with the LLC surviving the Second Step Merger.  In connection with the Second Step Merger, the LLC was renamed Cowen Structured Holdings LLC (the “Surviving Entity”).

The Merger was consummated following the approval and adoption of the Merger Agreement, and the approval of the Merger, by Company stockholders and the approval by Parent stockholders of the issuance of shares of Class A common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) to Company stockholders pursuant to the Merger Agreement.

Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that was issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock that were owned by, or held in the treasury of, the Company) was converted into the right to receive 0.9980 fully paid and nonassessable shares of Parent Common Stock. Each holder of Company Common Stock who was otherwise entitled to a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock to be received by such holder in the Merger) will receive from the Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $4.72.

At the effective time of the Merger, each outstanding stock option to purchase Company Common Stock or any other equity security of the Company or any of its Subsidiaries, whether or not then exercisable or vested, was cancelled for no consideration.

Pursuant to the terms of the Merger Agreement, immediately following the consummation of the Merger, the Second Step Merger was consummated.

The foregoing description of the Merger, the Second Step Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 on the LaBranche & Co Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2011, and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NYSE.  Accordingly, following completion of the Merger on June 28, 2011, the Company notified the NYSE and requested that the NYSE (i) withdraw the Company Common Stock from listing on the NYSE prior to the open of trading on June 29, 2011 and (ii) file with the SEC an application on Form 25 to report that the Company’s common stock is no longer listed on the

NYSE.  As a result, the Company Common Stock will no longer be listed on the NYSE.  Additionally, the Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting that the Company Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock that were owned by, or held in the treasury of, the Company) was converted into the right to receive 0.9980 fully paid and nonassessable shares of Parent Common Stock.  Each holder of Company Common Stock who was otherwise entitled to a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock to be received by such holder in the Merger) will receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $4.72.  At the effective time of the Merger, each outstanding stock option to purchase Company Common Stock or any other equity security of the Company or any of its subsidiaries, whether or not then exercisable or vested, was cancelled for no consideration.

The information included in Item 2.01 above is incorporated by reference into this Item 3.03.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Prior to the consummation of the Merger, the financial statements of the Company were audited by Rothstein, Kass & Company, P.C.  (“RKC”).  RKC’s engagement as the Company’s principal accountant ended upon the consummation of the Merger.

The reports of RKC on the financial statements of the Company as of and for each of the two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through June 28, 2011, the date of the dismissal of RKC, there were no disagreements with RKC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to RKC’s satisfaction, would have caused RKC to make reference to the subject matter of the disagreement in connection with its report.

The Company provided RKC with a copy of the foregoing disclosures and requested that RKC furnish the Company a letter addressed to the SEC stating whether it agrees with them. A copy of RKC’s response is attached hereto as Exhibit 16.1.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred and the Company became a wholly-owned subsidiary of Parent.  The information included in Item 2.01 above is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Merger Agreement, following the consummation of the Merger, the directors and officers of Merger Sub became the directors and officers, respectively, of the Surviving Company.  Pursuant to the Second Step Merger, which immediately followed the consummation of the Merger, Parent, the sole and managing member of the LLC immediately prior to the effective time of the Second Step Merger, became the sole and managing member of the Surviving Entity. Furthermore, pursuant to the Second Step Merger, the officers of the LLC immediately prior to the effective time of the Second Step Merger became the officers of the Surviving Entity.

Item 5.03.	Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On June 28, 2011, the Company filed a Certificate of Merger with the Secretary of State of Delaware effectuating the Merger. Immediately thereafter, the LLC filed a Certificate of Merger with the Secretary of State of Delaware effectuating the Second Step Merger.  Pursuant to the Second Step Merger, the certificate of formation for the LLC became the certificate of formation for the Surviving Entity. The limited liability company agreement of the LLC became the limited liability company agreement of the Surviving Entity.

Item 8.01.	Other Events.

On June 29, 2011, the Company issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1

Agreement and Plan of Merger, dated as of February 16, 2011, by and among Parent, Merger Sub and the Company (previously filed with the Current Report on Form 8-K filed by the Company on February 18, 2011 and incorporated herein by reference)

16.1	Letter of RKC, dated June 29, 2011, to the SEC

99.1	Joint Press Release of the Company and Parent, dated June 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cowen Structured Holdings LLC, as successor in interest to LaBranche & Co Inc.

Date: June 29, 2011	By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Person

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of February 16, 2011, by and among Parent, Merger Sub and the Company (previously filed with the Current Report on Form 8-K filed by the Company on February 18, 2011 and incorporated herein by reference)

16.1	Letter of RKC, dated June 29, 2011, to the SEC

99.1	Joint Press Release of the Company and Parent, dated June 29, 2011